Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Second Quarter 2017 Results

•	Q2 2017 gross revenue of $73.6 million, down 3% from prior year and in line with guidance
•	Q2 2017 net revenue of $67.7 million down 1%, up slightly on a constant currency basis from prior year, and in line with guidance
•	Q2 2017 pro forma EPS of $0.25 per share, up 4% from prior year and at mid-point of guidance, and pro forma EBITDA of $12.2 million, up 3% from prior year
•	Board of Directors announces $5.0 million increase to share repurchase program authorization

MIAMI, FL – August 8, 2017 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm, today announced its financial results for the second quarter, which ended on June 30, 2017.

Q2 2017 gross revenue was $73.6 million, down 3%, or 2% in constant currency basis, and net revenue (gross revenue less reimbursable expenses) was $67.7 million, down 1% from prior year and up slightly on a constant currency basis. Q2 2017 pro forma diluted earnings per share were $0.25, up 4% when compared to $0.24 for the same period in 2016. Pro forma information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.15 for the second quarter of 2017, as compared to $0.17 in the second quarter of 2016. During the second quarter of 2017, the Company recorded acquisition related restructuring and acquisition purchase consideration, reflected as compensation expense, which totaled approximately $0.05.

At the end of the second quarter of 2017, the Company’s cash balances were $14.4 million. During the quarter the Company utilized cash to repurchase 528 thousand shares of the Company’s common stock at an average price per share of $15.13 for a total of $8.0 million. As of the end of the second quarter of 2017, the Company’s remaining stock repurchase program authorization was $0.6 million. In its recent meeting, the Company’s Board of Directors approved an additional $5.0 million authorization under the repurchase plan, increasing the total authorization to $132.7 million.

“We reported solid operating results but more importantly, we took aggressive actions to allow us to quickly migrate and align our skills and significantly expand our addressable market in the rapidly developing cloud applications space,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group. “We believe our focus in the emerging cloud applications, robotics process automation, enterprise analytics and our “IP as a Service” offerings provides the organization with significant long term growth opportunities.”

Based on the current economic outlook, the Company estimates total gross revenue for the third quarter of 2017 to be in the range of $69.5 million to $71.5 million or net revenue to be in the range of $64.4 million to $66.2 million. The gross revenue outlook includes an estimated 8% for reimbursable expenses. The Company estimates pro forma diluted earnings per share to be in the range of $0.24 to $0.26.  At the high end of the guidance, pro forma EPS would increase 4% when compared to prior year.

Other Highlights

The Hackett Group Wins Accolades from Forbes & Spend Matters – For the second year in a row, Forbes and Statista listed The Hackett Group as one of the “Best Management Consulting Firms for 2017”. The Hackett Group was listed for its work in three sectors: automotive, chemical, and supply chain management. In addition, Spend Matters named The Hackett Group as one of its “50 Providers to Know” for the fourth consecutive year.

Aecus Receives Queen’s Award for International Trade – Aecus Ltd, which was acquired by The Hackett Group in April, won the Queen’s Award for International Trade for Outstanding Short Term Growth in overseas sales over the last three years.

HR Key Issues Research – New research from The Hackett Group found that most HR organizations remain behind the curve in addressing issues that are central to achieving the most important enterprise goals, including aligning talent strategies to business needs, dealing with critical talent and skill shortages and implementing organizational change. While some crucial development areas are targeted for major improvement in 2017, others – such as finding solutions to critical skills shortages, retention of key staff and strategy execution – will likely not receive the attention they need, according to the research.

Supplier Diversity Research – The Hackett Group released new research showing that virtually all diversity suppliers meet or exceed expectations, and top corporate performers in supplier diversity experience no loss in efficiency. In addition, they see improved quality and often extract other benefits, including increased market share and access to new revenue opportunities. The research challenges the attitude of many business leaders, who worry that dedicating resources to supplier diversity will divert attention from other strategic activities.

On Tuesday, August 8, 2017, senior management will discuss second quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (844) 358-9115, [Passcode: Second Quarter]. For International callers, please dial (209) 905-5950.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, August 8, 2017 and will run through 5:00 P.M. ET on Tuesday, August 22, 2017. To access the rebroadcast, please dial (855) 859-2056. For International callers, please dial (404) 537-3406, [Passcode: 52261313].

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, August 8, 2017 and will run through 5:00 P.M. ET on Tuesday, August 22, 2017. To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm to global companies, offering digital transformation and enterprise application approaches including robotic process automation and cloud computing.

Services include business transformation, enterprise performance management, working capital management and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its award-winning Oracle EPM and SAP practices.

The Hackett Group has completed more than 13,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 87% of the Fortune 100, 87% of the DAX 30 and 58% of the FTSE 100. These studies drive its Best Practice Intelligence Center™ which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com,info@thehackettgroup.com, or by calling (770) 225-3600.

# # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions, including the Jibe Consulting and Aecus Limited acquisitions referenced above, into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announce Second Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	June 30,	July 1,	June 30,		July 1,
	2017	2016	2017		2016
Revenue:
Revenue before reimbursements ("net revenue")	$67,726	$68,178	$132,795	$	$130,151
Reimbursements	5,844	7,435	12,204		14,240
Total revenue	73,570	75,613	144,999		144,391

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	40,947	41,894	81,099		80,245
Acquisition-related compensation expense	423	—	423		—
Non-cash stock compensation expense	1,226	1,136	2,358		2,183
Acquisition-related non-cash stock compensation expense	616	315	926		583
Reimbursable expenses	5,844	7,435	12,204		14,240
Total cost of service	49,056	50,780	97,010		97,251

Selling, general and administrative costs	15,190	15,059	29,550		29,254
Non-cash stock compensation expense	874	861	1,533		1,458
Acquisition-related costs	161	—	267		—
Amortization of intangible assets	532	275	918		550
Restructuring costs	1,293	—	1,293		—
Total selling, general, and administrative expenses	18,050	16,195	33,561		31,262

Total costs and operating expenses	67,106	66,975	130,571		128,513

Income from operations	6,464	8,638	14,428		15,878

Other expense:
Interest expense	(127)	(110)	(217)		(151)

Income from operations before income taxes	6,337	8,528	14,211		15,727
Income tax expense	1,587	3,082	1,587		5,899
Net income	$4,750	$5,446	$12,624		$9,828

Basic net income per common share:
Income per common share from operations	$0.16	$0.19	$0.44		$0.33
Weighted average common shares outstanding	29,041	29,285	28,955		29,588

Diluted net income per common share:
Income per common share from operations	$0.15	$0.17	$0.39		$0.30
Weighted average common and common equivalent shares outstanding	32,513	32,882	32,403		33,118

Pro forma data (1):
Income from operations before income taxes	$6,337	$8,528	$14,211		$15,727
Acquisition-related compensation expense	423	—	423		—
Non-cash stock compensation expense	2,100	1,997	3,891		3,641
Acquisition-related non-cash stock compensation expense	616	315	926		583
Acquisition-related costs	161	—	267		—
Restructuring costs	1,293	—	1,293		—
Amortization of intangible assets	532	275	918		550
Pro forma income before income taxes	11,462	11,115	21,929		20,501
Pro forma income tax expense	3,439	3,335	6,579		6,150
Pro forma net income	$8,023	$7,781	$15,350		$14,351

Pro forma basic net income per common share	$0.28	$0.27	$0.53		$0.49
Weighted average common shares outstanding	29,041	29,285	28,955		29,588

Pro forma diluted net income per common share	$0.25	$0.24	$0.47		$0.43
Weighted average common and common equivalent shares outstanding	32,513	32,882	32,403		33,118

(1)

The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, acquisition-related costs and include a normalized tax rate, which is our long term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announce Second Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30,	December 30,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$14,419	$19,710
Accounts receivable and unbilled revenue, net	50,361	47,399
Prepaid expenses and other current assets	3,222	1,704
Total current assets	68,002	68,813

Property and equipment, net	16,477	14,774
Other assets	5,174	3,336
Goodwill, net	85,273	72,376
Total assets	$174,926	$159,299

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	8,171	$9,089
Accrued expenses and other liabilities	37,067	46,725
Total current liabilities	45,238	55,814
Non-current accrued expenses and other liabilities	7,029	-
Long-term deferred tax liability, net	10,812	10,216
Long-term debt	20,000	7,000
Total liabilities	83,079	73,030

Shareholders' equity	91,847	86,269
Total liabilities and shareholders' equity	$174,926	$159,299

Page 6 of 6 - The Hackett Group, Inc. Announce Second Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	June 30,	July 1,	March 31,
	2017	2016	2017
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$62,472	$65,747	60,249
SAP Solutions (3)	11,098	9,866	11,180
Total revenue	$73,570	$75,613	$71,429

Revenue Concentration:
(% of total revenue)
Top customer	4%	4%	4%
Top 5 customers	15%	15%	18%
Top 10 customers	25%	25%	30%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,002	926	922
Total headcount	1,246	1,134	1,142
Days sales outstanding (DSO)	61	57	64
Cash provided by operating activities (in thousands)	$4,111	$7,243	$4,876
Depreciation (in thousands)	$612	$621	$639
Amortization (in thousands)	$532	$275	$386

The Hackett Group (in thousands):
The Hackett Group annualized net revenue per professional (2)	$317	$352	$322

SAP Solutions:
SAP Solutions consultant utilization rate (3)	78%	78%	75%
SAP Solutions gross billing rate per hour (3)	$133	$119	$134

Shares Repurchased Under the Share Repurchase Plan:
Shares purchased (in thousands)	507	1,722	59
Cost of shares repurchased (in thousands)	$7,617	$25,361	$1,186
Average price per share of shares purchased	$15.01	$14.73	$20
Remaining Plan authorization (in thousands)	$630	$4,883	$3,247

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	21	29	174
Cost of shares purchased (in thousands)	$370	$422	$2,906
Average price per share of shares purchased	$17.90	$14.36	$16.72

(2)	The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Groups and excludes AMS.  Annualized revenue per professional previously utilized gross revenue; the statistics have been amended to utilize net revenue.  Prior periods have been restated.

(3)	SAP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 40% of which are offshore resources.
(4)	Certain reclassifications have been made to conform with current reporting requirements.